Exhibit 10.12

SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE
This Second Amendment to Agreement of Purchase and Sale (this “Amendment”) is entered into as of July 20, 2016 by and between SEARS OUTLET STORES, L.L.C., a Delaware limited liability company (“Seller”), and LIT-ACQUISITIONS, L.L.C., a Delaware limited liability company (“Purchaser”).
RECITALS:
A.Purchaser and Seller entered into an Agreement of Purchase and Sale dated May 19, 2016 (the “Original Agreement,” as amended by that certain First Amendment to Agreement of Purchase and Sale dated July 1, 2016, the “Agreement”), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the Project more particularly described in the Agreement, located in Alameda County, California. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Agreement.
B.By email exchange on July 18, 2016, Seller and Purchaser agreed to extend the Inspection Period to July 19, 2016.
C.The Agreement terminated on July 19, 2016 pursuant to Section 6(a) of the Original Agreement (as amended), as a result of Purchaser’s election not to send an Approval Notice prior to the expiration of the Inspection Period.
D.Seller and Purchaser now desire to (a) reinstate the Agreement and (b) amend the Agreement on the terms and conditions set forth in this Amendment.
AGREEMENTS:
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:
1.Reinstatement. Immediately upon the full execution of this Amendment, the Agreement shall be reinstated on the terms and conditions thereof, as such terms and conditions are amended by this Amendment.
2.Seller Lease. Pursuant to Section 11(b) of the Original Agreement, Seller and Purchaser agree to execute and deliver at Closing the Seller Lease in substantially the form attached hereto as Exhibit A.
3.Purchase Price. The Purchase Price is reduced from Twenty-Seven Million Three Hundred Thousand and 00/100 Dollars ($27,300,000.00) to Twenty-Six Million Five Hundred Fifty Thousand and 00/100 Dollars ($26,550,000.00).
4.Anchor Asbestos Claims. Notwithstanding anything in the Agreement to the contrary (including, without limitation, Section 10(b) thereof), Seller shall not be released (or deemed released) by Purchaser from liabilities associated with any claims or causes of action brought by Anchor, any assignee claiming by, through or under Anchor, any sublessee claiming by, through or under Anchor, or any of their respective agents, employees, contractors, subcontractors, licensees, customers, guests or invitees arising from or relating to the presence or existence of asbestos containing materials or exposure to asbestos in, within, on or at the Project (“Anchor Asbestos Claims”), and Purchaser is not waiving and shall not be deemed to have waived any claims against Seller related to such Anchor Asbestos Claims. Seller shall hold Purchaser harmless from any and all out-of-pocket losses, costs, damages, judgments, awards or expenses suffered or incurred by Purchaser or Purchaser’s partners, shareholders, members, officers, directors, employees asset managers, property managers or other agents (the “Purchaser Parties”) as a result of or in connection with any Anchor Asbestos Claims, except to the extent any such damages are determined by a court of competent jurisdiction to have been caused by Purchaser’s or the Purchaser Parties’ negligence or willful misconduct. The foregoing obligation of Seller shall (a) survive Closing (but not any earlier termination of the Agreement) until the expiration of any applicable statute of limitations related to Anchor Asbestos Claims, and (b) not be subject to or otherwise limited by the Cap. Seller’s obligations under this Section 3 of this Amendment are conditioned upon Purchaser’s sending the 90-day termination notice to Anchor pursuant to Section 37 of the Anchor Lease within thirty (30) days following Closing.
5.Waiver. This Amendment shall constitute Purchaser’s Approval Notice under Section 6(a) of the Original Agreement and Purchaser hereby waives its right to terminate the Agreement under Section 6(a) of the Original Agreement.
6.Ratification; Governing Law. Seller and Purchaser hereby ratify the terms of the Agreement and acknowledge that, except as herein modified, the Agreement is in full force and effect. If any inconsistency exists or arises between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control. This Amendment shall be governed by the laws of the State of California.
7.Counterparts; Delivery. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties hereto may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]Signature Page
Second Amendment to Agreement of Purchase and Sale
Sears Outlet

Executed as of the date first written above.

SELLER:	SEARS OUTLET STORES, L.L.C., a Delaware limited liability company
By: /s/ ROHIT JACOB
DVP, Real Estate

PURCHASER:	LIT-ACQUISITIONS, L.L.C., a Delaware limited liability company
By: /s/ DAYTON CONKLIN
SVP

1980 West Avenue 140th

San Leandro, California
4333542v.9 CLA042/67050

1980 West Avenue 140th
San Leandro, California

EXHIBIT “A”
FORM OF SELLER LEASE

LEASE AGREEMENT BETWEEN

LIT- ENVP LIMITED PARTNERSHIP,

AS LANDLORD, AND

SEARS OUTLET STORES, L.L.C.,

AS TENANT

DATED _______________, 2016

NNN LEASE

CALIFORNIA

ii    1980 West Avenue 140th
San Leandro, California

1
LEASE AGREEMENT
THIS LEASE AGREEMENT (“Lease”) is dated as of _______________, 2016 (the “Commencement Date”), between LIT-ENVP LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and SEARS OUTLET STORES, L.L.C., a Delaware limited liability company (“Tenant”). The following capitalized and bold faced terms, which have been placed at the beginning of this Lease for convenience, shall have the meaning set forth below.

Premises:
That portion of the Building, containing approximately 34,458 square feet, as determined by Landlord and as shown on Exhibit A, situated on a portion of that certain real property legally described in Exhibit B attached hereto (the “Land”).

Building:
The building located at 1980 West Avenue 140th, San Leandro, California 94577, containing approximately 306,805 square feet. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive and shall be binding upon them.

Project:
The Building, the Land and other buildings, improvements, driveways, parking facilities, loading dock areas, roadways, any rail tracks associated with the Building and similar improvements situated on the Land and easements associated with the foregoing or the operation thereof.

Permitted Use:
Retail use for the purpose of receiving, storing, shipping, selling and servicing products, materials and merchandise sold by Tenant, including washers, dryers, refrigerators, ovens, freezers, ranges, water heaters, mattresses, bedding, small appliances and other appliance items and housewares, lawn and garden equipment, tools, sporting goods, outdoor patio furniture and barbeque grills, home electronics, furniture, apparel, or other general merchandise or services normally sold in a Sears Outlet Store, and incidental office and warehouse uses related thereto, in each case in compliance with the terms and provisions of this Lease.

Tenant’s Proportionate Share:	11.23%
Lease Term:	Beginning on the Commencement Date and ending on the last day of the 60th full calendar month thereafter, unless sooner terminated or extended pursuant to the terms and provisions of this Lease.
Base Rent:	For each month of the Lease Term, the amounts for the periods set forth in the following table:
	Lease Months	Monthly Base Rent
	1 - 12	$21,708.00
	13 - 24	$22,359.24
	25 - 36	$23,030.02
	27 - 48	$23,720.92
	49 - 60	$24,432.54

As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month).

Initial Estimated Monthly Operating Expense Payments (estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease):	Expense	Estimate Per Sq. Ft.	Monthly Estimate
	Utilities:	To be paid separately in accordance with Section 7 below.
	Common Area Maintenance:	$0.31 annually	$890.17
	Insurance:	$0.23 annually	$660.45
	Taxes:	$1.02 annually	$2,928.93

	Estimated Total:	$1.56 annually	$4,479.55
Initial Monthly Base Rent and Operating Expense Payments:	$26,187.55
Security Deposit:	$24,432.54
Tenant’s Notice Address:
Sears Outlet Store, L.L.C.
5500 Trillium Blvd., Suite 501
Hoffman Estates, Illinois 60192
Attention: Vice President - Real Estate

With copy to:

Sears Outlet Stores, L.L.C.
5500 Trillium Blvd., Suite 501
Hoffman Estates, Illinois 60192
Attn: General Counsel

Landlord’s Notice Address:	LIT-ENVP Limited Partnership c/o Clarion Partners, LLC 1717 McKinney Avenue, Suite 1900 Dallas, TX 75202 Attention: Stacey Magee Telephone: 214.647.4925 Telecopy: 214.647.4907
Rent Payment Address:	LIT-ENVP Limited Partnership P.O. Box 6198 Hicksville, NY 11802‑6198
Addenda:	Rules and Regulations Exhibit A -Premises Exhibit B-Legal Description of Real Property Exhibit C-Construction Addendum Exhibit D-Renewal Option Exhibit E-Environmental Questionnaire

TABLE OF CONTENTS
Page

1.	Granting Clause; Lease Term 1

2.	Acceptance of Premises 1

3.	Use 1

4.	Rent; Delinquent Payment Charges 2

5.	Security Deposit 2

6.	Operating Expense Payments 3

7.	Utilities 5

8.	Taxes 6

9.	Insurance 6

10.	Landlord’s Repairs 9

11.	Tenant’s Repairs 10

12.	Tenant-Made Alterations and Trade Fixtures 11

13.	Signs 12

14.	Parking 12

15.	Restoration 13

16.	Condemnation 13

17.	Assignment and Subletting 14

18.	Indemnification 15

19.	Inspection and Access 16

20.	Quiet Enjoyment 16

21.	Surrender 16

22.	Holding Over 16

23.	Events of Default 17

24.	Landlord’s Remedies 17

25.	Tenant’s Remedies/Limitation of Liability 20

26.	Waiver of Jury Trial 20

27.	Subordination 20

28.	Mechanic’s Liens 20

29.	Estoppel Certificates 21

30.	Environmental Requirements 21

31.	Rules and Regulations 23

32.	Security Service 23

33.	Force Majeure 23

34.	Entire Agreement 24

35.	Severability 24

36.	Brokers 24

37.	Landlord’s Lien/Security Interest 24

38.	Miscellaneous 24

39.	Additional Provisions 27

LIST OF DEFINED TERMS
Page
25 Day Period    6
Actual Statement    4
Addenda    iii
Base Rent    i
Building    i
Cap Base Year    4
Claims    15
Commencement Date    i
Commencement Date of the Renewal Term    D-1
Controllable Operating Expenses    4
Dock Maintenance Cap    10
Environmental Questionnaire    21
Environmental Requirements    21
Event of Default    17
Force Majeure    24
GAAP    14
Hazardous Materials    21
HVAC Cap    9
include    1
including    1
Initial Estimated Monthly Operating Expense Payments    ii
Initial Monthly Base Rent and Operating Expense Payments    ii
Land    i
Landlord    i
Landlord’s Notice Address    ii
Landlord’s Work    C-1
Lease    i
Lease Month    ii

Lease Term    i
Legal Requirements    1
OFAC    27
Operating Expenses    3
Permitted Use    i
Premises    i
Prior Retail Space    28
Proceeding for Relief    17
Project    i
Proposed Action    26
Purchase Agreement    22
Qualified Broker    D-1
Qualified Person    5
Removal Notice    11
Renewal Notice    D-1
Renewal Term    D-1
Requesting Party    21
Security Deposit    ii
Substitute Tenant    19
Taken    13
Taking    13
Tangible Net Worth    14
Taxes    6
Telecommunications Services    26
Tenant    i
Tenant Affiliate    14
Tenant Improvements    C-2
Tenant’s Notice Address    ii
Tenant’s Proportionate Share    i
Tenant-Made Alterations    11
Tenant-Related Parties    9
Trade Fixtures    11
Transfer    14
Warehouse Rent    28
Warehouse Space    27
Warehouse Space Term    27

25    1980 West Avenue 140th
San Leandro, California
LEASE
1.Granting Clause; Lease Term. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. The term of this Lease shall commence on the “Commencement Date” specified in or established above, and except as otherwise provided herein, shall continue in full force and effect through the number of months as provided above; provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall consist of the remainder of the calendar month including and following the Commencement Date, plus said number of full calendar months.
2.Acceptance of Premises. Tenant shall accept the Premises on the Commencement Date in its “AS‑IS, WHERE‑IS” condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord shall have no obligation to perform or pay for any repair or other work therein, except that Landlord shall cause the Tenant Improvements (as defined in the Construction Addendum attached hereto as Exhibit C) and Landlord’s Work (as defined in the Construction Addendum attached hereto as Exhibit C) to be installed within the Premises in accordance with the terms of Exhibit C. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. Tenant acknowledges that (a) prior to the Commencement Date, Tenant owned and occupied the Project and is, accordingly, thoroughly familiar with the condition of the

Project, (b) subject to the completion of the Tenant Improvements and Landlord’s Work, it has inspected and accepts the Premises in an “As‑Is, Where‑Is” condition, (c) the Building and improvements in the Premises are suitable for the purpose for which the Premises are leased and Landlord has made no warranty, representation, covenant or agreement with respect to the merchantability or fitness for any particular purpose of the Premises, (d) the Premises are in good and satisfactory condition, (e) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises except as provided in Exhibit C hereto have been made by Landlord, and (f) there are no representations or warranties, expressed, implied or statutory, that extend beyond the description of the Premises. Landlord shall enforce any applicable warranty relating to the Tenant Improvements and Landlord’s Work on Tenant’s behalf. Except as provided in Section 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. Subject to the completion of the Tenant Improvements and Landlord’s Work, the taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility under Section 10 and any punchlist items agreed to in writing by Landlord and Tenant.
3.Use.
(a)Subject to Tenant’s compliance with all zoning ordinances and Legal Requirements (as hereinafter defined), the Premises shall be used only for the Permitted Use. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent. As used in this Lease, “including” and “include” shall always be deemed to incorporate “without limitation.”
(b)Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, including California Energy Code, Title 24, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”). Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s specific use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use (other than the Permitted Use) or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any entrance into or occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.
(c)Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any areas designated by Landlord from time to time as common areas for the use and enjoyment of all tenants and occupants of the Project, subject to such reasonable rules and regulations as Landlord may promulgate from time to time.
4.Rent; Delinquent Payment Charges. Tenant shall pay Base Rent in the amounts set forth in the table of Base Rent set forth on page i of this Lease. The first month’s Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or, except as specifically set forth in this Lease, set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date in accordance with the table of Base Rent set forth on page i of this Lease. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations and Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable under this Lease for more than five (5) business days, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum. In addition, all payments required of Tenant hereunder which are more than 30 days past due shall bear interest from the date due until paid at the lesser of twelve percent or the maximum lawful rate of interest. The parties agree that such late charge and interest represent a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty. Additionally, as further described in Section 8, Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon, or measured by, any amount payable by Tenant under this Lease. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
5.Security Deposit. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Any such restoration payment which is not paid within twenty (20) days after Landlord’s written demand therefor shall bear interest from the date of such written demand until paid at the lesser of fifteen percent or the maximum lawful rate of interest. The parties agree that such late charge and interest represent a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Section 5. In the event of a sale or other disposition of the Premises, Landlord may transfer the Security Deposit to the new owner, and, thereafter, Landlord shall be released by Tenant from all responsibility for returning the Security Deposit, and Tenant shall look solely to the new owner for return of the Security Deposit. If Tenant assigns this Lease, Tenant’s rights in the Security Deposit shall be deemed to be assigned to the assignee, such Security Deposit shall be held by Landlord as a Security Deposit made by the assignee and Landlord shall have no further responsibility for return of the Security Deposit to Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provides that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 5 and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.
6.Operating Expense Payments.
(a)During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The provisions of this Section 6 shall survive the expiration or earlier termination of this Lease.
(b)The term “Operating Expenses” means all costs and expenses incurred by Landlord in connection with the ownership, maintenance and/or operation of the Project including, but not limited to costs of: common area utilities; maintenance, repair and replacement of all portions of the Project, including paving and parking areas, roads, roofs (except that Landlord is responsible for replacement of the roof as provided in Section 10, Tenant being responsible only for Tenant’s Proportionate Share of the cost of roof repairs), roof membrane, alleys, and driveways; mowing, snow removal, landscaping, and exterior painting; the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting and mechanical and building systems serving the Building or Project; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association or any restrictive covenants to which the Project is subject; fees payable to tax consultants and attorneys for consultation and contesting taxes; environmental insurance, environmental management fees and environmental audits; the cost of any insurance deductibles for insurance maintained by Landlord; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of five percent (5%) of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse/industrial or service center facility in the market area, provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the useful life thereof for federal income tax purposes and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year. In addition, Operating Expenses shall include (1) Taxes (hereinafter defined) due and payable each calendar year during the Lease Term, and (2) the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease Term, including reasonable deductibles.
(c)Notwithstanding the foregoing, Operating Expenses do not include (1) costs, expenses, depreciation or amortization for capital replacements required to be made by Landlord under Section 10 of this Lease; (2) debt service under mortgages or base ground rent under ground leases; (3) costs of restoration to the extent of net insurance proceeds actually received by Landlord with respect thereto or would have received if Landlord had maintained the insurance required by Section 9(a) of this Lease; (4) leasing commissions or tenant improvement or other costs of renovating space for tenants; (5) any costs or legal fees incurred in connection with a dispute with any particular tenant; (6) costs of utilities or other services which are directly paid, or separately reimbursed to Landlord, by any particular tenant; (7) relocation costs of the personnel of Landlord or its managing agent; (8) costs of repairs or replacements incurred by reason of fire or other casualty or condemnation; (9) wages and salaries paid to any employee of Landlord above the level of the manager of the Project or any employee of Landlord not directly involved in the ownership, maintenance and/or operation of the Project; (10) any amounts paid to a corporation, partnership, entity or person which is an affiliate of Landlord and which amount is in excess of the amount which would reasonably have been paid had Landlord negotiated a contract with an independent third party; and (11) costs of correcting any defect that is covered by an applicable warranty. The cost of any repairs or replacements which are classified as capital improvements under generally accepted accounting principles shall be amortized with interest (at a rate reasonably determined by Landlord) over the useful life of the improvement and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year.
(d)For purposes of calculating Operating Expenses under this Section 6, the maximum increase in the amount of Controllable Operating Expenses (defined below) that may be included in calculating such Operating Expenses for each calendar year after the first full calendar year following the Commencement Date (the “Cap Base Year”) shall be limited to 5% per calendar year on a cumulative, compounded basis; for example, the maximum amount of Controllable Operating Expenses that may be included in the calculation of such Operating Expenses for each calendar year after the Cap Base Year shall equal the product of the Cap Base Year Controllable Operating Expenses and the following percentages for the following calendar years: 105% for the first year following the Cap Base Year; 110.25% for the second year following the Cap Base Year; 115.76% for the third year following the Cap Base Year; etc. However, any increases in Operating Expenses not recovered by Landlord due to the foregoing limitation shall be carried forward into succeeding calendar years during the Lease Term (subject to the foregoing limitation) to the extent necessary until fully recouped by Landlord. “Controllable Operating Expenses” means all Operating Expenses which are within the reasonable control of Landlord; thus, excluding taxes, insurance, utilities, snow removal costs and other weather-related costs (including landscape maintenance costs, such as those resulting from infestation, storms, drought and other severe weather), costs incurred to comply with governmental requirements, increased costs due to union or other collective bargaining negotiations, and costs resulting from acts of force majeure.
(e)By April 30 of each calendar year, or as soon thereafter as reasonably practicable, Landlord shall furnish to Tenant a statement of Operating Expenses for the previous year. If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.
(f)With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant’s Proportionate Share of the Project shall be the percentage set forth on page i of this Lease as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant’s Proportionate Share of the Building shall be the percentage set forth on page i of this Lease as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on page i of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate. The Project may be changed from time-to-time in the sole discretion of Landlord, including, but not by way of limitation, the layout, size, improvements and other characteristics of the Project.
(g)Provided Tenant is not then in default beyond any applicable cure period of its obligations to pay rent, or any other payments required to be made by it under this Lease, Tenant shall have the right, once each calendar year, to cause a Qualified Person (as defined below) to reasonably review supporting data for any portion of an actual statement of annual Operating Expenses delivered by Landlord (the “Actual Statement”) (provided, however, Tenant may not have an audit right to all documentation relating to Building operations as this would far-exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance will be available), in accordance with the following procedure:
(1)Tenant shall, within one hundred eighty (180) days after any Actual Statement is delivered, deliver a written notice to Landlord specifying the portions of the Actual Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Actual Statement. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including Tenant’s obligation to make all payments of rent and all payments of Tenant’s Operating Expenses) pending the completion of and regardless of the results of any review of records under this Section. The right of Tenant under this Section may only be exercised once for any Actual Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section for a particular Actual Statement shall be deemed waived.
(2)Tenant acknowledges that Landlord maintains its records for the Project at Landlord’s main office, and Tenant agrees that any review of records under this Section shall be at the sole expense of Tenant and shall be conducted by a Qualified Person. Tenant acknowledges and agrees that any records reviewed under this Section constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, and Tenant’s accounting employees. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.
(3)Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by a Qualified Person. In the event of a disagreement between the two (2) reviews, the two (2) Qualified Persons who conducted Landlord’s and Tenant’s reviews shall jointly designate a third (3rd) Qualified Person, at Tenant’s and Landlord’s equally shared cost and expense (except as otherwise indicated in this Lease), to conduct a review of Landlord’s records. The review of such third (3rd) Qualified Person shall be deemed correct and binding upon the parties. In the event that the final results of such review of Landlord’s records reveal that Tenant has overpaid obligations for the preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment obligations to pay the estimated Operating Expenses; provided, however, if Tenant has overpaid by more than five percent (5%), Landlord shall pay the reasonable out-of-pocket cost of the review of Landlord’s records by Tenant’s Qualified Person and the reasonable out-of-pocket cost of the review of Landlord’s records by the third (3rd) Qualified Person. If this Lease has expired, Landlord shall return the amount of such overpayment to Tenant within thirty (30) days after such reviews have been made. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Expenses. A “Qualified Person” means an accountant or other person experienced in accounting for income and expenses of retail and industrial projects engaged solely on terms which do not entail any compensation based or measured in any way upon any savings in rent or reduction in Operating Expenses achieved through the inspection process.
7.Utilities. Tenant shall timely pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Landlord shall have no responsibilities whatsoever in connection with the foregoing. Landlord may cause at Tenant’s expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Tenant agrees to limit use of water and sewer for normal restroom use. No interruption or failure of utilities shall result in the termination of this Lease or, except as otherwise expressly provided below, the abatement of rent. In the event of any interruption or failure of service, excluding any interruption or failure of service caused by Tenant or a Tenant-Related Party, during which Tenant is prevented from using, and does not use, the Premises (or any material portion thereof) because of the unavailability of any such service, and such interruption or failure is not cured within five (5) days following notice thereof to Landlord, Tenant shall be entitled to an abatement of Base Rent and Operating Expenses on a per diem basis for each day after such five (5) day period until the earlier of (a) the date service is restored in the proportion that the rentable square feet of the portion of the Premises that Tenant is so prevented from using in substantially the same manner as prior to the cessation of services, and does not use in such manner, bears to the total rentable square feet of the Premises, and (b) twenty five (25) days following notice of the interruption to Landlord (the “25 Day Period”). If the interruption of services continues after the 25 Day Period, Tenant shall have the right to terminate this Lease upon written notice to Landlord. Tenant, at Tenant’s sole cost and expense, shall contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises. Landlord shall have no obligations whatsoever in connection therewith. All janitorial services and employees utilized by Tenant shall be subject to Landlord’s prior written consent.
8.Taxes. Landlord shall timely pay all taxes, assessments, special assessments, improvement districts, and governmental charges (collectively referred to as “Taxes”) that either (a) accrue against the Project during the Lease Term if such Taxes are payable in advance, or (b) are assessed against the Project during the Lease Term if such Taxes are payable in arrears. Taxes may be included as part of the Operating Expenses charged to Tenant pursuant to Section 6 hereof during each year of the Lease Term, based upon Landlord’s reasonable estimate of the amount of Taxes, and shall be subject to reconciliation and adjustment pursuant to Section 6 once the actual amount of Taxes is known. Taxes shall include any increase in any of the foregoing based upon construction of improvements on the Project or changes in ownership (as defined in the California and Revenue Taxation Code). Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes. All capital levies or other taxes assessed or imposed upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales, business and occupation, margin and/or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be included in Taxes; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord’s property and (1) Landlord pays them or (2) the assessed value of Landlord’s property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten (10) days after Landlord’s request therefor. Taxes shall also include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement.
9.Insurance.
(a)Landlord shall obtain and maintain the following: (1) property insurance upon all buildings, building standard improvements, and fixtures on the Project (excluding the Premises and the furniture, fixtures, above building standard improvements and merchandise located therein), including, those perils generally covered on a “Causes of Loss-Special Form,” including fire and extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, water damage, accidental collapse, flood, and earthquake, in an amount equal to at least ninety percent (90%) of the full replacement cost including Increased Cost of Construction, less a commercially reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance covering Landlord’s operations on the Project with coverage for premises/operations, products/completed operations, contractual, and personal/advertising injury liabilities with combined single limits of not less than $5,000,000 per occurrence for bodily injury and property damage, including Tenant as an additional insured (as defined in ISO Form CG 20 26 11 85, or its equivalent), which shall be in addition to, and not in lieu of, any insurance required to be maintained by Tenant. Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises. In addition, Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary and is customarily obtained by comparable landlords of comparable buildings in the submarket in which the Building is located, including, but not limited to, flood insurance and rent loss insurance. The premiums for all such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Section 6 hereof. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary as a result of Tenant’s use of the Premises. Landlord shall furnish Tenant, or cause to be furnished to Tenant, concurrently with the execution of this Lease, and prior to the inception of each successive policy period, insurance certificates evidencing the insurance required to be maintained pursuant to this Section 9(a). All policies required to be provided by Landlord hereunder shall include a provision to show that such insurance carrier acknowledges the waiver of subrogation in favor of Tenant contained in Section 9(g). All such insurance maintained by Landlord shall be obtained from companies currently rated “A-/VII” or better as defined in the then-current edition of Bests Insurance Reports (or the equivalent thereof if Bests Insurance Reports is no longer published).
(b)Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain and maintain in full force the following insurance coverage (subject to increases in coverage amounts and additional types of coverage, as reasonably determined by Landlord from time to time):
(A)property insurance, the equivalent of cause of loss - special form, including theft, sprinkler leakage and boiler and machinery coverage, covering the full replacement cost of all property and improvements (including the Tenant Improvements and Tenant-Made Alterations) installed or placed in the Premises by Tenant or for Tenant’s benefit. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements of the Premises;
(B)worker’s compensation insurance in accordance with the laws of the state in which the Premises are located with employer’s liability insurance in an amount not less than $1,000,000;
(C)business interruption, loss of income and extra expense insurance covering failure of Tenant’s equipment and covering all periods of interruption, with limits not less than one hundred percent (100%) of all charges payable by Tenant under this Lease for a period of twelve (12) months; provided, however, Tenant may elect to self-insure for the risks that would be covered under the insurance required under this Section 9(b)(2)(C);
(D)business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence;
(E)commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage occurring in or about the Premises. Such commercial general liability insurance shall afford, at a minimum, the following limits: each occurrence: $1,000,000; general aggregate: $2,000,000 per location; products/completed operations aggregate: $1,000,000; personal and advertising injury liability: $1,000,000; fire damage legal liability: $100,000; medical payments: $5,000. Such commercial general liability insurance shall name Landlord, its trustees, officers, directors, members, agents, and employees, and Landlord’s mortgagees, as additional insureds. This coverage shall include blanket contractual liability, broad form property damage liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire, a contractual liability endorsement, and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Such insurance shall be written on an occurrence and not a claims-made basis and contain a standard separation of insureds provision; and
(F)umbrella/excess liability insurance, on an occurrence basis, that applies in excess of the required commercial general liability, business automobile liability, and employer’s liability policies with a minimum limit of $5,000,000 per occurrence and $5,000,000 in the annual aggregate. These limits shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability, and employers liability insurance required herein. Such excess liability policies shall name Landlord, its trustees, officers, directors, members, agents, and employees, and Landlord’s mortgagees, as additional insureds.
(c)All policies required to be carried by Tenant hereunder shall be issued by and binding upon an insurance company licensed to do business in the state in which the Premises are located with a rating of at least “A‑: X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord in writing. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord. Certificates of insurance evidencing the existence and amount of each insurance policy required hereunder (and, if a question of coverage arises, copies of the policies evidencing coverage required hereunder, redacted as necessary) shall be delivered to Landlord prior to delivery or possession of the Premises and within ten (10) days following each renewal date. Certificates of insurance shall include an endorsement for each policy showing that Landlord, its trustees, officers, directors, members, agents, and employees, and Landlord’s mortgagees, are included as additional insureds on liability policies and that Landlord is named as loss payee on the property insurance as stated in Section 9(b)(1) above. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days’ prior written notice. Tenant shall notify Landlord in writing of any such cancellation or material change promptly following receipt of same.
(d)In the event that Tenant fails to comply with the foregoing insurance requirements or to timely deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand all costs thereof, plus an administrative fee of five percent (5%) of such costs.
(e)The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.
(f)Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability (including completed operations coverage for a period of three (3) years following completion of the work), business automobile liability, umbrella/excess liability, worker’s compensation and employers liability coverages in substantially the same amounts as are required of Tenant under this Lease. Such contractor shall name Landlord, its trustees, officers, directors, members, agents and employees, and Landlord’s mortgagees as additional insureds on the liability policies required hereunder.
All policies required to be carried by any such contractor shall be issued by and binding upon an insurance company licensed to do business in the state in which the Premises are located with a rating of at least “A‑: X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days’ prior written notice to Landlord. The above requirements shall apply equally to any subcontractor engaged by contractor.
(g)The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. The failure of a party to insure its property shall not void this waiver. Notwithstanding anything to the contrary contained herein, Tenant hereby waives and releases any claims against Landlord, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage insured against or required to be insured against by Tenant hereunder (whether by self-insurance or otherwise), regardless of whether the negligence or fault of Landlord caused such loss. Landlord hereby waives and releases any claims against Tenant, and its officers, directors, employees, managers, representatives, agents, invitees and contractors (collectively, “Tenant-Related Parties”) for any loss or damage insured against by Landlord or required to be insured against hereunder to the extent insurance proceeds are received therefor, regardless of whether the negligence or fault of Tenant caused such loss; however, Landlord’s waiver shall not apply to any deductible amounts maintained by Landlord under its insurance which shall be included in Operating Expenses. The foregoing waivers and releases shall not apply to losses or damages in excess of actual or required policy limits, whichever is greater. The waivers set forth in this Section 9(g) shall be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this Lease.
10.Landlord’s Repairs.
(a)This Lease is intended to be a net lease; accordingly, except as expressly provided in this Lease, Landlord’s maintenance and repair obligations are limited to the replacement of the Building’s roof and maintenance of the fire sprinklers and fire protection systems, foundation piers and structural members of the exterior walls, reasonable wear and tear and uninsured losses and damages caused by Tenant or a Tenant-Related Party excluded. The term “walls” as used in this Section 10 shall not include windows, window frames, glass or plate glass, doors or overhead doors, door frames, special store fronts, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section 10, after which Landlord shall have a reasonable opportunity to repair such item. Landlord shall also maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises, the cost of such maintenance, repair and replacement to be paid in accordance with Section 6 hereof. Tenant hereby waives the benefit of California Civil Code Sections 1941 and 1942, and any other statute providing a right to make repairs and deduct the cost thereof from the Rent.
(b)Landlord shall also be responsible, at its sole cost and expense, for any capital repairs to and/or replacements of the HVAC units (including all duct work and any evaporative units) serving the Premises existing in the Premises as of the date hereof or installed as part of the Tenant Improvements that may be required in order for such HVAC units to remain in good working order during the initial six-month period following the Commencement Date (except to the extent caused by negligence or willful misconduct of Tenant or any Tenant Related Party). Thereafter, the cost of capital repairs or replacements of HVAC units (including all duct work and any evaporative units) serving the Premises existing in the Premises as of the date hereof or installed as part of the Tenant Improvements shall be amortized on a straight line basis over a period equal to the useful life thereof for federal income tax purposes and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year. Notwithstanding the foregoing, Tenant’s liability for replacement, repair and maintenance costs, whether incurred by Landlord or Tenant, for the heating, ventilation and air conditioning systems, including costs passed through to Tenant as Operating Expenses, shall not exceed $7,500.00 for any calendar year (the “HVAC Cap”). Landlord shall be solely responsible for all costs in excess of the HVAC Cap. Notwithstanding anything to the contrary contained herein, it is agreed that the cost with respect to any capital repair or replacement that is necessitated due to the negligence or willful misconduct of Tenant or any Tenant Related Party shall not be so amortized, or be Landlord’s responsibility whatsoever, but shall, instead, be paid for in full by Tenant upon Landlord’s demand therefor.
(c)Landlord shall maintain, repair, and replace, as necessary, the docks, dock doors, dock bumpers and dock plates or levelers serving the Premises. Tenant shall reimburse Landlord for costs incurred pursuant to this Section 10(c) provided the cost of any capital repairs or replacements shall be amortized on a straight line basis over a period equal to the useful life thereof for federal income tax purposes, and shall be reimbursed to Landlord in monthly installments as additional rent. Notwithstanding the foregoing, Tenant’s liability for costs incurred pursuant to this Section 10(c) shall not exceed $5,000.00 in any calendar year (“Dock Maintenance Cap”). Landlord shall be solely responsible for all costs in excess of the Dock Maintenance Cap. Notwithstanding anything to the contrary contained herein, it is agreed that the cost with respect to any maintenance, repair or replacement that is necessitated due to the negligence or willful misconduct of Tenant or any Tenant Related Party shall not be so amortized, or be Landlord’s responsibility whatsoever, but shall, instead, be paid for in full by Tenant upon Landlord’s demand therefor.
(d)If Landlord fails to perform its obligations under this Section 10, Tenant may, subject to the terms and provisions of Section 25, exercise a self-help remedy.
11.Tenant’s Repairs.
(a)Subject to Landlord’s obligation in Section 10, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in compliance with all Legal Requirements all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including plumbing, water, and sewer lines up to points of common connection, entries, doors, door frames, ceilings, windows, window frames, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems, and other building and mechanical systems exclusively serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Lease Term. Maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems exclusively serving the Premises, and any repairs to the roof, shall be at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant;

provided, however, at Landlord’s written election (but at Tenant’s expense), Landlord shall have the right (but not the obligation) to enter into such maintenance service contracts. The scope of services and contractors under such maintenance contracts maintained by Tenant shall be subject to Landlord’s prior written approval.
(b)In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls) or any base Building systems (e.g., plumbing, electrical, HVAC, fire and life safety), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building, and/or the base Building systems, that may be affected by such repair or maintenance. Within ten (10) business days after Landlord’s receipt of Tenant’s written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant’s sole cost and expense. The foregoing sentence is not intended to obligate Tenant to pay for repairs or maintenance to those structural items which are Landlord’s responsibility pursuant to Section 10 above, but shall only require Tenant to pay for the repair and maintenance to such structural components to the extent such repair or maintenance is necessitated due to the performance of Tenant’s repair and maintenance obligations pursuant to this Section 11.
(c)Tenant shall surrender the Premises upon the expiration or termination of this Lease such that the hot water equipment and the HVAC system are then in working order, normal wear and tear excepted. If Tenant fails to perform any repair or replacement for which it is responsible (or if Tenant fails to obtain any of the certifications described in the immediately proceeding sentence), Landlord may perform such work (and/or obtain such certifications) following thirty (30) days prior written notice to Tenant, or in the event of an emergency repair, without notice. Landlord shall be reimbursed by Tenant, including an administrative fee of 5% of all incurred costs, within thirty (30) days after demand therefor. Subject to Sections 10 and 15, Tenant shall bear the full cost of any maintenance, repair or replacement to any part of the Building or Project that results from damage caused by Tenant or a Tenant-Related Party.
12.Tenant-Made Alterations and Trade Fixtures.
(a)Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations, except to the extent such Legal Requirements result from merely obtaining permits for the Tenant-Made Alterations but not the Tenant-Made Alterations themselves.
(b)All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. With respect to any installations on or alterations affecting the roof of the Building, Tenant shall consult with Landlord’s roofing contractor to ensure that neither the integrity of the roof nor Landlord’s roof warranty shall be negatively impacted by any such installation or alteration. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction not to exceed five percent (5%) of the total cost of such Tenant-Made Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable Legal Requirements.
(c)Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.
(d)Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. In connection with Landlord’s review and approval of any of Tenant’s proposed alterations, additions or improvements to the Premises, Landlord may notify Tenant in writing, contemporaneously with Landlord’s notice of approval to Tenant with respect to the improvements in question, that Landlord will require Tenant to remove such alterations prior to the expiration of the Lease Term; however, if Tenant submits plans and specifications to Landlord for proposed alterations, additions or improvements to the Premises and delivers a Removal Notice (defined below) to Landlord contemporaneously with such submission by Tenant, and Landlord fails to notify Tenant that Tenant will be required to remove such alterations, additions or improvements to the Premises at the expiration of the Lease Term, Landlord may not request such removal at the expiration of the Lease Term. A “Removal Notice” means a written notice from Tenant to Landlord that conspicuously states in bold, uppercase typeface that Tenant will not be required to remove the alterations, additions or improvements in question at the end of the Lease Term unless, contemporaneously with Landlord’s notice of approval to Tenant with respect to the improvements in question, Landlord notifies Tenant in writing that Landlord will require Tenant to remove such alterations prior to the expiration of the Lease Term. Notwithstanding the foregoing, if Tenant does not obtain Landlord’s prior written consent for any alterations, additions or improvements to the Premises (whether such approval is required hereunder or otherwise), Tenant shall remove all such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture as Landlord may request in writing. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by such removal and restore the Premises to their condition existing upon the later of the Commencement Date or the date on which the Tenant Improvements are completed, normal wear and tear excepted.
(e)Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by their installation, use or removal. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, or other alterations, tenant improvements, or physical additions to the Premises which are cosmetic in nature totaling less than $50,000 in any single instance or series of related alterations performed within a six-month period (provided that Tenant shall not perform any improvements, alterations or additions to the Premises in stages as a means to subvert this provision), in each case provided that (1) Tenant delivers to Landlord written notice thereof, a list of contractors and subcontractors to perform the work (and certificates of insurance for each such party) and any plans and specifications therefor prior to commencing any such alterations, additions, or improvements (for informational purposes only so long as no consent is required by Landlord as required by this Lease), (2) the installation thereof does not involve any core drilling or the configuration or location of any exterior or interior walls of the Building, and (3) such alterations, additions and improvements will not affect (A) the Building’s structure or the Building’s systems, (B) the provision of services to other Building tenants, or (C) the appearance of the Building’s common areas or the exterior of the Building.
13.Signs. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s prior written approval and shall conform in all respects to Landlord’s requirements. Landlord acknowledges that Tenant’s existing signage at the Premises is acceptable to Landlord. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights or painting or erect or install any fascia or monument signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. Tenant may utilize balloons, decorations, and banners on the exterior of the Premises for occasional promotions (not more than 4 times per 12 month period) without the consent or approval of Landlord, provided that such signage is related to Tenant’s business within the Premises and is not profane and further provided that Tenant shall not place any decorations on the roof of the Building and Tenant shall limit the placement of any balloons, decorations, and banners to the area immediately surrounding the Premises. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Prior to the surrender or vacation of the Premises, Tenant shall remove all signs from the exterior of the Building but shall not be required to repair, paint, and/or replace the building fascia surface to which its signs are attached. Prior to the surrender or vacation of the Premises, Tenant shall remove Tenant’s sign panel from the monument sign described in Exhibit C hereto and restore any damage caused thereby. Tenant, at Tenant’s sole cost and expense, shall obtain all applicable governmental permits and approvals for sign and exterior treatments.
14.Parking. Tenant shall be entitled to use up to 60 parking spaces in common with other tenants of the Project in those areas designated by Landlord for non-reserved parking, on a first come, first served basis, subject to Tenant’s obligation to comply with all Legal Requirements, the terms of this Lease and all rules and regulations which are prescribed from time to time by Landlord. From time to time, Landlord may allocate the number of parking spaces among Tenant and other tenants in the Project at Landlord’s sole discretion; provided that the number of parking spaces allocated to Tenant shall not be less than 60 parking spaces, and there shall be no reserved or exclusive parking within the area marked as “Tenant Critical Parking Area” on Exhibit A. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. All motor vehicles (including all contents thereof) shall be parked in the Project’s parking areas at the sole risk of Tenant, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. Tenant shall have access sufficient to permit a delivery truck with a fifty three (53) foot trailer to access the loading docks for the delivery of inventory to the Premises in the area marked as “Truck Court” as shown on the attached Exhibit A. Landlord shall maintain such access to ensure unobstructed grade level loading. Additionally, except as may be required by governmental authorities, Landlord acknowledges and agrees that it shall not make any changes to the area marked as “Tenant Control Area” as shown on the attached Exhibit A, which would materially adversely affect access to or visibility of the Premises, in each case for more than a short period of time, without written approval of Tenant, which approval may be withheld in Tenant’s sole and absolute discretion.

15.Restoration.
(a)If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 270 days from the date Landlord receives all permits, approvals, and licenses required to begin reconstruction, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 270 days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the Tenant-Made Alterations and/or Tenant Improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events; provided, however, if Landlord does not fully-restore the Premises due to insufficient insurance proceeds, such failure shall entitle Tenant to terminate this Lease upon not less than thirty (30) days written notice to Landlord. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Base Rent shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than ninety (90) days to repair such damage; provided, however, if Landlord should elect its right to terminate the Lease pursuant to the terms of this sentence, Tenant may vitiate any such termination by exercising any remaining Renewal Term prior to the date of termination.
(b)If the Premises are destroyed or substantially damaged by any peril not covered by either the insurance maintained by, or required by the terms of this Lease to be maintained by, Landlord or any Landlord’s mortgagee requires that a material portion of insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord’s mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, but Base Rent and Operating Expenses shall be proportionately reduced. If Landlord elects to terminate this Lease, such termination shall be effective as of the date of the occurrence of such damage or destruction.
(c)If such damage or destruction is caused by the act(s) or omission(s) of Tenant or a Tenant-Related Party, Tenant shall pay to Landlord with respect to any damage to the Premises and/or Project the amount of the commercially reasonable deductible under Landlord’s insurance policy within thirty (30) days after presentment of Landlord’s invoice. Base Rent shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises; provided, however, that Tenant shall not be entitled to any abatement of Base Rent in the event such damage or destruction resulted from the gross negligence or willful misconduct of Tenant or a Tenant-Related Party. Such abatement, if any, shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.
(d)The provisions of this Section 15 shall constitute Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or Project, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction, including without limitation those available under California Civil Code Sections 1932 and 1933(4). No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises or Project.
16.Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and (a) in Tenant’s reasonable judgment, the Taking would prevent or materially interfere with Tenant’s use of the Premises, (b) in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Project or (c) as a result of such Taking, Landlord’s mortgagee accelerates the payment of any indebtedness securing all or a portion of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises as near as reasonably attainable to its condition prior to the Taking; provided, however, Landlord’s obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage; provided further, however, if Landlord does not fully-restore the Premises due to insufficient proceeds, such failure shall entitle Tenant to terminate this Lease upon not less than thirty (30) days written notice to Landlord. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make any separate claims allowed by the laws of the State of California against the condemning authority (but not Landlord) for the following: (1) the value of its fixtures, equipment and other personalty; (2) its relocation expenses; (3) loss of business; (4) the unamortized amount, if any, of any alterations paid for by Tenant and not from proceeds provided by Landlord; and (5) such other separate award as may be permitted by law which does not reduce the award payable to Landlord. This Section 16 shall be Tenant’s sole and exclusive remedy in the event of any taking and Tenant hereby waives any rights and the benefits of Section 1265.130 of the California Code of Civil Procedure or any other statute granting Tenant specific rights in the event of a Taking which are inconsistent with the provisions of this Section 16.
17.Assignment and Subletting.
(a)Without Landlord’s prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a “Transfer”) and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Section 17, a transfer of the ownership interests controlling Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may (1) assign this Lease in its entirety to any entity controlling, controlled by, or under common control with the original Tenant named herein or a current franchisee of Tenant (a “Tenant Affiliate”) having a Tangible Net Worth not less than the Tangible Net Worth of Tenant as of the date hereof, or (2) sublet the Premises, or any part thereof, to any Tenant Affiliate, in each case without the prior written consent of Landlord; provided, however, Tenant shall provide at least thirty (30) days written notice prior to assigning this Lease to, or entering into any sublease with, any Tenant Affiliate and shall, with respect to any assignment, include all documentation establishing the Tenant Affiliate’s Tangible Net Worth in such notice. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Tenant Affiliate shall be subject to the terms of this Section 17. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses, including attorneys’ fees (which shall not exceed $2,500 for consents to subleases provided Landlord’s standard consent to sublease form is used without material modification or negotiation), incurred in connection with any Transfer, other than to a Tenant Affiliate. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign the Lease or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within twenty (20) days after receipt of Tenant’s notice, terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease. Tenant acknowledges and agrees that Landlord may withhold its consent to any proposed assignment or subletting for any reasonable basis including, but not limited to: (A) Tenant is in default of this Lease; (B) the assignee is unwilling to assume in writing all of Tenant’s obligations hereunder or the subtenant is unwilling to agree that its sublease is subject and subordinate to this Lease; (C) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord’s mortgagee; (D) the Premises will be used for different purposes than those set forth in Section 3(a) or for a use that would substantially change the nature of the business conducted in the Premises, (E) the Premises will be used for a use requiring or generating any Hazardous Materials, or (F) the proposed assignee or subtenant or an affiliate thereof is an existing tenant in the Project or is or has been in discussions with Landlord regarding space within the Project. Tenant hereby waives and releases its rights under Section 1995.310 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.
(b)Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus the rent payable under the remaining portion of the Premises, and any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease (which rental shall be calculated on a per square foot basis if less than the entire Premises are subleased), then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, fifty percent (50%) so long as no Event of Default exists (or one hundred percent (100%) while any Event of Default exists) of all such excess rental and other excess consideration (after deducting the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties in connection with such assignment or sublease), together with all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon said excess rental and other excess consideration, within ten (10) days following receipt thereof by Tenant.
(c)If this Lease is assigned or if the Premises are subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subsection, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers.

18.Indemnification.
(a)To the fullest extent permitted by law, Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys’ fees through all levels of proceedings) (collectively, “Claims”) arising from any occurrence on the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant or any Tenant-Related Party in or about the Premises or due to any other negligent act or omission of Tenant or a Tenant-Related Party, or from Tenant’s failure to perform its obligations under this Lease (other than any loss arising from the sole or gross negligence or willful misconduct of Landlord or its agents), EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS, AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Section 18. Landlord shall not be liable to Tenant, and Tenant hereby waives all Claims against Landlord and the other indemnified parties, for any damages arising from any act, omission or neglect of any other tenant in the Project and in no event shall Landlord or any of the other indemnified parties be liable for any injury or interruption to Tenant’s business or any loss of income therefrom under any circumstances and neither Landlord nor any of the other indemnified parties shall be liable for any indirect or consequential losses or damages suffered by Tenant.
(b)To the fullest extent permitted by law, Landlord agrees to indemnify, defend (with counsel reasonably acceptable to Tenant) and hold harmless Tenant, and Tenant’s agents, employees and contractors, from and against any and all Claims arising from any occurrence on the common areas to the extent caused by the negligence or willful misconduct of Landlord or its agents, the use and occupancy of the common areas to the extent caused by the negligence or willful misconduct of Landlord or its agents, or due to the sole or gross negligence or willful misconduct of Landlord or its agents. This indemnity provision shall survive termination or expiration of this Lease. Notwithstanding anything in this Lease to the contrary, Landlord’s indemnity obligations under this Lease shall be limited to the extent any such claim is insured against under the terms of any insurance policy maintained by Landlord (or is required to be maintained by Landlord under the terms of this Lease); provided that such limitation shall not apply if the act for which there is an indemnity obligation falls under the policy exclusions. Except for any damages which Landlord may suffer because of Tenant’s holding over in the Premises following the expiration of the Lease Term (for which Landlord may recover consequential damages from Tenant), the liability of Tenant to Landlord for any monetary damages arising from any default by Tenant under the terms of this Lease shall be limited to Landlord’s actual direct, but not consequential, damages therefor.
19.Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord, and its employees, representatives and agents, may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers, lenders or, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale.
20.Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, any ground lease, mortgage or deed of trust now or hereafter encumbering the Premises and all matters of record, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.
21.Surrender. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 15 and 16 excepted. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant’s failure to make themselves available to participate in such joint inspection, Landlord’s inspection shall be deemed conclusive for purposes of determining Tenant’s responsibility for repairs and restoration. No such performance by Landlord shall create any liability on the part of Landlord whatsoever. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises. If Tenant fails to perform any obligation prior to the expiration or earlier termination of this Lease, Landlord may, but shall not be obligated to, perform such obligation and Tenant shall pay Landlord all costs associated therewith, plus an administrative fee of 15% of such costs, promptly upon Landlord’s delivery to Tenant of an invoice therefor, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of Section 22 shall apply.
22.Holding Over. If Tenant fails to vacate all or any portion of the Premises after the termination of the Lease Term, Tenant shall be, at Landlord’s sole election, a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, base rental equal to 150% of the Base Rent in effect on the expiration or termination date, computed on a monthly basis for each month or part thereof during such holdover, even if Landlord consents to such holdover (which consent shall be effective only if in writing). All other payments shall continue under the terms of this Lease. Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, Tenant shall be liable for all damages (including attorneys’ fees and expenses through all levels of proceedings) of whatever type (including, if such holdover extends beyond 30 days following the expiration or termination of this Lease, consequential damages) incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 22 shall not be construed as consent for Tenant to retain possession of the Premises.
23.Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:
(a)Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) days or more after written notice from Landlord to Tenant; provided, however, that if Tenant shall fail more than one (1) time in any twelve (12) month period, then the second (2nd) such failure shall be deemed an Event of Default (without any notice).
(b)Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (1) make a general assignment for the benefit of creditors; (2) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (3) become the subject of any Proceeding for Relief which is not dismissed within sixty (60) days of its filing or entry; or (4) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
(c)Tenant fails to obtain and maintain any insurance required to be maintained by Tenant pursuant to this Lease, or such insurance shall be cancelled or terminated or shall expire or shall be reduced below the minimum required levels, except, in each case, as permitted in this Lease.
(d)Intentionally omitted.
(e)Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.
(f)Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises.
(g)Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Sections 27 and 29 respectively following Landlord’s request for the same.
(h)Intentionally omitted.
(i)Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default.
(j)The failure of Tenant or a Tenant-Related Party to observe or comply with any of the rules and regulations of the Project as the same may be amended from time to time, and such failure shall continue for five (5) business days or more after written notice from Landlord to Tenant; provided, however, that if Tenant or a Tenant-Related Party shall breach the same rule or regulation more than two (2) times in any twelve (12) month period, then the third (3rd) such violation shall be deemed an Event of Default (without any notice).
Any notices to be provided by Landlord under this Section 23 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.
24.Landlord’s Remedies.
(a)Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: (1) terminate this Lease, (2) terminate Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and Landlord shall have the remedies described in California Civil Code Section 1951.4, (3) perform Tenant’s obligations and Tenant shall pay to Landlord, as additional rent, Landlord’s costs incurred to perform the same, plus an administrative fee equal to 5% of such costs, and/or (4) pursue any other remedies available to Landlord at law or in equity. Additionally, with or without notice, and to the extent permitted by law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant except as required by law. Neither re-entry or taking possession of the Premises by Landlord nor service of any notice permitted or required under applicable state law shall be construed as an election to terminate this Lease unless a notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, at Tenant’s sole cost and expense and without any liability therefore, all of the furniture, fixtures and equipment at the Premises.
(b)If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Premises into the condition required by market conditions then prevailing so as to be reasonably acceptable to a new tenant, as determined in Landlord’s sole but commercially reasonable discretion, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs through all levels of proceedings; and an amount in cash equal to (1) the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease minus (2) the then present fair rental value of the Premises for such period. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.
(c)If Landlord terminates Tenant’s right of possession (but not this Lease), then without releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Lease Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Base Rent due hereunder. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit through all levels of proceedings), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys’ fees and costs of suit through all levels of proceedings), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.
(d)Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting.
(e)Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease. Landlord and Tenant stipulate and agree that Landlord’s obligation to mitigate damages after a default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Leased Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:
(1)Beginning no sooner than thirty (30) days after Tenant physically vacates the Premises and continuing until the Premises have been relet, Landlord (A) places a “For Lease” sign on the Premises, Building and/or at the Project, (B) markets the Premises to commercial real estate brokers, (C) includes the Premises in Landlord’s inventory of available space, which is made available to commercial real estate brokers, (D) includes the Premises in Landlord’s regularly published advertising, if any, of available space, and (E) shows the Premises to prospective tenants, if requested;
(2)Landlord, without breaching any duty it may have to mitigate damages, may (A) lease other vacant space in Landlord’s inventory prior to reletting the Premises, (B) refuse to relet the Premises to any prospective tenant that does not meet Landlord’s leasing guidelines and credit requirements, (C) relet all or part of the Premises at the then fair market rental value, which may be equal to or greater than the Base Rent and or any additional rent, (D) relet the Premises on terms different from those in this Lease, including the length of the term and any lease concessions comparable to those then being offered for comparable space in light of market conditions, and (E) may but shall not be obligated to make improvements or alterations to the Premises, unless Tenant pays such costs to Landlord in advance;
(3)Unless a court of competent jurisdiction holds in a final judgment that Landlord (A) had a duty to mitigate damages under this Lease and (B) failed to comply with the requirements of this Section 24(e) and such failure caused an avoidable and quantifiable increase in Landlord’s damages, Tenant shall remain liable for Base Rent, additional rent and all costs which Landlord is entitled hereunder, as well as any and all actual, incidental, and consequential damages, court costs, interest, and attorneys’ fees through all levels of proceedings arising from an Event of Default; and
(4)TO THE FULLEST EXTENT PERMITTED BY LAW, THE EXPRESS OBLIGATIONS SET FORTH IN THIS SECTION 24(e) ARE OBJECTIVELY REASONABLE AND SATISFY ANY OBLIGATION LANDLORD MAY HAVE TO MITIGATE ITS DAMAGES.
(f)TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTION 1174(C) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND UNDER ANY SIMILAR LAW, STATUTE OR ORDINANCE NOW OR HEREAFTER IN EFFECT PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH.
25.Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary); provided, if such condition of default continues for ninety (90) days and Landlord has not commenced the cure of such condition within such ninety (90) day period, then Tenant may, in addition to the foregoing remedy, elect to terminate this Lease on written notice to Landlord. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not, except as otherwise expressly provided in the immediately preceding sentence, terminate this Lease for breach of Landlord’s obligations hereunder. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligations or the right to terminate this Lease or withhold rent on account of any Landlord default. Additionally, Tenant hereby waives any statutory lien provided by any applicable law. If Landlord is in default of this Lease as provided above after the notice and cure period described above and Landlord does not dispute in good faith that Landlord is obligated pursuant to the terms of this Lease to perform the obligation in question, Tenant shall have the right to cure such default, and Landlord shall pay to Tenant the reasonable out-of-pocket costs actually incurred by Tenant to cure such default within 30 days following receipt by Landlord of the paid invoices therefor. Notwithstanding anything herein to the contrary, Tenant shall have no right of self-help with respect to any portion of the Building outside the Premises or any component of the Building’s structure or the Building’s systems. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” as used in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing (provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date), but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Project shall be limited solely to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from Landlord’s equity interest in the Building, and Landlord (and its partners, shareholders, members, directors, employees or agents) shall not be personally liable for any deficiency nor shall any recourse be had to any other property or assets of Landlord.
26.Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT (ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS AND SUBTENANTS) AND LANDLORD EACH, AFTER CONSULTATION WITH COUNSEL, KNOWINGLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
27.Subordination. As of the date hereof, there is not a mortgage encumbering the Project. The subordination of Tenant’s rights hereunder to any future mortgagee or beneficiary under any mortgage or deed of trust shall be conditioned upon such future mortgagee’s execution and delivery of a subordination, non-disturbance and attornment agreement in a commercially reasonable form acceptable to Tenant, Landlord and such mortgagee, each in its reasonable discretion. No personalty or fixtures of Tenant shall be subject to a mortgage lien.
28.Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or the Project or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Landlord may record, at its election, notices of non-responsibility pursuant to California Civil Code Section 3094 in connection with any work performed by Tenant. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period. If Tenant fails, within thirty (30) days after the date of the filing of the lien, to discharge such lien, Landlord may, but shall not be required or expected to, remove such lien in such manner as Landlord may, in its sole discretion, determine, and the full cost thereof, together with all Landlord’s fees and costs, including attorneys’ fees, shall be due and payable by Tenant to Landlord immediately upon Tenant’s receipt of Landlord’s invoice therefor. Tenant acknowledges that Landlord may post notice on the Premises of non-responsibility for such liens and, in such event, Tenant shall so advise all contractors, materialmen, suppliers and other persons performing work or providing services and/or supplies to the Premises on behalf of Tenant.
29.Estoppel Certificates. Each party agrees, from time to time, within ten (10) business days after request of the other party (“Requesting Party”), to execute and deliver to Requesting Party, or Requesting Party’s designee, any estoppel certificate requested by Requesting Party, stating that this Lease is in full force and effect, the date to which rent has been paid, that Requesting Party is (provided, however, if Requesting Party is Tenant, such certification shall be limited to Landlord’s knowledge) not in default hereunder (or specifying in detail the nature of Requesting Party’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Requesting Party. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each estoppel certificate shall be deemed an Event of Default. No cure or grace period provided in this Lease shall apply to Tenant’s obligation to timely deliver an estoppel certificate.
30.Environmental Requirements.
(a)Except for Hazardous Material contained in products used by Tenant in de minimis quantities for routine cleaning and maintenance of floors, bathrooms, windows, kitchens, and administrative offices on the Premises or Project, which products have been disclosed by Tenant to Landlord in the Environmental Questionnaire (as defined below), Tenant hereby represents, warrants and covenants that Tenant will not produce, use, store or generate any “Hazardous Materials” (as defined below) on, under or about the Premises and/or Project. Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (“Environmental Questionnaire”) attached hereto as Exhibit E incorporated herein by reference. If Tenant’s Environmental Questionnaire indicates that Tenant will be utilizing Hazardous Materials, in addition to all other rights and remedies Landlord may have under this Lease, including declaring a default hereunder by Tenant for a breach of representation, Landlord may require Tenant to execute an amendment to this Lease relating to such Hazardous Materials use and Tenant’s failure to execute any such amendment within fifteen (15) days of Landlord’s delivery thereof to Tenant shall constitute a default hereunder by Tenant. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement. Tenant shall not conduct any invasive environmental testing or investigation (including any testing of any soils) on or about the Project without obtaining Landlord’s prior written consent, and any investigations or remediation on or about the Project shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter approved in writing by Landlord.
(b)The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including nuisance or trespass, and any other requirements of Sections 3 and 31 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by any Tenant-Related Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
(c)Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant or a Tenant-Related Party onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises, unless specifically authorized in advance by the Landlord in writing. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires; provided however, such time period shall in no event be less than thirty (30) days, and if such work may not be reasonably completed within such thirty (30) day period and Tenant is diligently pursuing completion, such period shall be extended as necessary for up to an additional thirty (30) days to complete the work. If Tenant fails to perform such work within the time period stated by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its sole discretion, and without waiving any other remedy available under this Lease or at law or equity (including an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work, plus an administrative fee of 5% of such costs, within twenty (20) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the prior written approval of the Landlord.
(d)Tenant shall indemnify, defend, and hold harmless Landlord, its agents and employees from and against any and all losses (including diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including punitive damages), expenses (including remediation, removal, repair, corrective action, or cleanup expenses), and costs (including actual attorneys’ fees through all levels of proceedings, consultant fees and/or expert fees and including removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Section 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release during the Lease Term of Hazardous Materials or any breach of the requirements under this Section 30 by Tenant or a Tenant-Related Party regardless of whether Tenant had knowledge of such non-compliance. The obligations of Tenant under this Section 30 shall survive any termination of this Lease. Tenant’s indemnity and hold harmless obligations shall specifically not apply to any Hazardous Materials existing at the Project upon the Commencement Date, regardless of the source of such Hazardous Materials; provided that the foregoing shall not modify, limit or otherwise in any manner affect any obligation or liability of Tenant as “Seller” under the Agreement of Purchase and Sale dated May 19, 2016 between Landlord, as Purchaser, and Tenant, as Seller (the “Purchase Agreement”) and/or the Closing Documents (as defined in the Purchase Agreement).
(e)Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance during the Lease Term with Environmental Requirements, its obligations under this Section 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not, during the Lease Term, complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for all of Landlord’s costs of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within ten (10) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

(f)In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Section 30 that is not cured within thirty (30) days following notice of such breach by Landlord, or if not reasonably able to be completed within thirty (30) days and Tenant is diligently pursuing completion, such period as necessary to complete the work not to exceed an additional thirty (30) days, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Section 30 are in addition to and not in lieu of any other provision in the Lease.
(g)California law requires landlords to disclose to tenants the existence of     certain Hazardous Materials. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal    items must be disclosed. Gasoline and other automotive fluids are found in the parking areas of the Project. Cleaning, lubricating and     hydraulic fluids use in the operation and maintenance of the Project are found in the utility areas of the Project not generally accessible to Project occupants or the public. Many Project occupants use copy machines and printers with associated fluids and toners, and pens, markers,    inks, and office equipment that may contain Hazardous Materials. Certain adhesives, paints and other construction materials and finishes used in portions of the Project may contain Hazardous Materials. The Project may from time to time be exposed to tobacco smoke. Project occupants and other persons entering the Project from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain Hazardous Materials. By its execution of this Lease, Tenant acknowledges that the notice set forth hereinabove shall constitute the notice required under California Health and Safety Code Section 25915.5. In that connection, Tenant, on behalf of itself and its successors and assigns, waives the benefit of California Civil Code Section 1542, which provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
(h)Tenant acknowledges it has been informed that the Building contains asbestos-containing material. Landlord may maintain an asbestos maintenance program. Tenant shall not perform any work in the Premises, except in accordance with the asbestos maintenance program maintained by Landlord from time to time, and shall not perform any action which may cause the release of the asbestos-containing material except in accordance with the asbestos maintenance program maintained by Landlord from time to time and in accordance with applicable law.
31.Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.
32.Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.
33.Force Majeure. Neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, acts of terrorism, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such party (“Force Majeure”); provided, however, in no event shall Force Majeure excuse the timely payment of monetary obligations by the parties under this Lease.
34.Entire Agreement. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.
35.Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
36.Brokers. Tenant and Landlord represent and warrant to the other party that it has not dealt with any broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and each party agrees to indemnify and hold the other party harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with such with regard to this leasing transaction. Tenant and Landlord acknowledge that there were brokers involved in the negotiation of the Purchase Agreement but that such brokers are not entitled to any commission in connection with this Lease.
37.Landlord’s Lien/Security Interest. [Intentionally Deleted]
38.Miscellaneous.
(a)Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.
(b)If and when included within the term “Tenant,” as used in this Lease, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.
(c)All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, with proof of delivery and postage prepaid, or by hand delivery and sent to the Notice Address for each party listed on page ii of this Lease. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, including electronic mail, except that pdf copies of the signature pages may be exchanged by electronic mail to facilitate the execution of this Lease, the Commencement Date Agreement and any other amendment to this Lease.
(d)Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.
(e)At Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Such annual statements shall be audited by an independent certified public accountant at Tenant’s sole cost and expense. If, however, Tenant does not have separately prepared financial statements, Tenant shall provide the audited financial statements of its ultimate parent company, on the terms and in the manner provided in this Section, and provide Landlord with the name and contact information of the person with the most knowledge of the financial status of Tenant so that Landlord may make a reasonable inquiry into same. Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (1) to Landlord’s lenders or potential lenders, (2) to potential purchasers of all or a portion of the Project, (3) to attorneys, accountants, consultants or other advisors, (4) otherwise as reasonably necessary for the operation of the Project or administration of Landlord’s business or (5) if disclosure is required by any law and/or any judicial or administrative order or ruling. Tenant shall not be required to deliver the financial statements required under this Section more than once in any 12-month period unless some event has occurred that necessitates Landlord’s review of such financial reports, including a possible sale or financing of the Project, Tenant’s renewal of the Lease Term, an expansion of the Premises, or a default by Tenant of any of its obligations under this Lease or if Landlord’s mortgagee requests such reports. If Tenant is an entity that is domiciled in the United States of America, and whose securities are funded through a public securities exchange subject to regulation by the United States of America publicly traded over exchanges based in the United States and whose financial statements are readily available at no cost to Landlord, the terms of this Section 38(e) shall not apply.
(f)Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord, Tenant will execute a memorandum of lease.
(g)Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.
(h)The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
(i)Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
(j)Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.
(k)Time is of the essence as to the performance of Tenant’s obligations under this Lease.
(l)All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.
(m)If either party should prevail in any litigation instituted by or against the other related to this Lease, the prevailing party, as determined by the court or the judicial referee, shall receive from the non-prevailing party all costs and reasonable attorneys’ fees through all levels of proceedings (payable at standard hourly rates) incurred in such litigation, including costs on appeal, as determined by the court or the judicial referee.
(n)There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.
(o)To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.
(p)If Tenant requests Landlord’s approval of any Tenant-Made Alteration or consent to a Transfer of this Lease (each, a “Proposed Action”), Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing that Proposed Action, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to the applicable Proposed Action. If Landlord reasonably believes the out-of-pocket costs payable to third parties to be incurred by Landlord in reviewing a Proposed Action will exceed $2,500, Landlord will first notify Tenant of such cost estimate before proceeding with such third-party expenses. Landlord shall not have any obligation to review such Proposed Action until Tenant has consented to such additional costs and expenses in writing, and if Tenant fails to consent to such additional costs and expenses within five business days after Landlord’s written notification to Tenant thereof, Tenant shall be deemed to have rescinded its request for such action or consent.
(q)Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, not to be unreasonably withheld or delayed. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Legal Requirements and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to a Tenant-Related Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
(r)Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, that each person signing on behalf of Tenant is authorized to do so, and that Tenant’s organizational identification number assigned by the Delaware Secretary of State is 4516559. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.
(s)In any legal proceeding that is brought by Landlord to enforce this Lease or any guaranty of this Lease (if any), or that arises out of a dispute in connection with this Lease or any guaranty of this Lease (if any), Landlord shall have the right to file suit in, or, if such suit has been filed or proceeding has been instituted by any person or entity other than Landlord, to transfer such suit or proceeding to any court of competent jurisdiction in the State in which the Project is located. Tenant and any guarantor of this Lease (if any), hereby irrevocably accept and consent to jurisdiction of any such court, and each irrevocably, knowingly, and voluntarily waives its right to object to jurisdiction of any such court, and irrevocably agrees to be bound by any final, non-appealable judgment rendered by any such court in connection herewith. Tenant and any guarantor of this Lease (if any) hereby agree that venue shall be proper in the state in which the Project is located, and each irrevocably waives its right to challenge the propriety of appropriateness, or to assert the inconvenience, of venue in such state.
(t)Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the permitted use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.
(u)Landlord and Tenant agree that all administrative fees and late charges prescribed in this Lease are reasonable estimates of the costs that Landlord will incur by reason of Tenant’s failure to comply with the provisions of this Lease, and the imposition of such fees and charges shall be in addition to all of Landlord’s other rights and remedies hereunder or at law, and shall not be construed as a penalty. Further, Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed.
(v)Each covenant, agreement, obligation and/or other provision in this Lease to be performed on Tenant’s part shall be deemed and construed to be a separate and independent covenant of Tenant and not dependent on any other provision of this Lease.

(w)Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Lease Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.
(x)Landlord represents and warrants to Tenant that Landlord is currently in compliance with and shall at all times during the Lease Term (including any extension thereof) remain in compliance with the regulations of OFAC (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.
(y)For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certificated Access Specialist (CASp).
39.Additional Provisions.
(a)Renewal Option. Tenant may extend the Lease Term as provided in Exhibit D attached hereto.
(b)Temporary Warehouse Space.
(1)Lease Grant; Term; Acceptance; Insurance. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on all of the terms and conditions of this Lease (except as otherwise set forth in this Section 39(b)), approximately 200,347 square feet of warehouse space in the Building as depicted on Exhibit A hereto (the “Warehouse Space”), which Warehouse Space shall be used for general warehouse purposes. The lease term for the Warehouse Space shall commence on the Commencement Date and expire on December 31, 2016 (the “Warehouse Space Term”) unless sooner terminated pursuant to the terms and provisions of this Lease. Tenant accepts the Warehouse Space in its “AS-IS, WHERE IS” condition on the Commencement Date, and Landlord shall have no obligation to perform any demolition or tenant-finish work therein.
(2)Early Termination Right. Tenant shall have the right, at any time in its sole discretion, to accelerate the expiration date of the Warehouse Space Term upon at least 30 days’ prior written notice to Landlord.
(3)Terms Applied to Warehouse Space. All terms and provisions of this Lease shall be applicable to the Warehouse Space, including, without limitation, Sections 9 (Insurance) and 18 (Indemnification), except that Tenant shall not be entitled to any allowances, rent credits or abatements, or expansion, renewal or other preferential rights or options with respect to the Warehouse Space unless such concessions, rights or options are expressly provided for in this Section 39(b).
(4)Warehouse Rent. During the Warehouse Space Term, Tenant shall pay base rent for the Warehouse Space in the following amounts (“Warehouse Rent”):

Time Period	Monthly Rate Per Sq. Ft.	Monthly Warehouse Rent
Commencement Date - 10/31/2016	$0.30	$60,104.10
11/1/2016 - 11/30/2016	$0.45	$90,156.15
12/1/2016 - 12/31/2016	$0.60	$120,208.20

Tenant shall not be obligated to pay its share of Operating Expenses with respect to the Warehouse Space. The first month’s Warehouse Rent shall be due and payable on the date hereof.

(5)Surrender of Warehouse Space. Upon the expiration or earlier termination of the Warehouse Space Term, Tenant shall vacate and surrender the Warehouse Space in the condition required under this Lease, failing which Tenant shall be a holdover tenant with respect to the Warehouse Space pursuant to Section 22 of this Lease. Provided, however, the parties acknowledge the 20,717 square foot portion of the Warehouse Space identified on Exhibit A hereto is the former retail space occupied by Tenant as a Sears Outlet Store prior to the Commencement Date (the “Prior Retail Space”). The parties acknowledge that upon the expiration or earlier termination of the Warehouse Space Term, Tenant may continue to occupy the Prior Retail Space, without any rental obligations, but otherwise in compliance with the terms of this Lease, until such date as Landlord completes the demising of the Premises as required by Section 2A of Exhibit C.
(6)Right to Market Warehouse Space. Landlord shall have the right, upon reasonable prior notice to Tenant (which may be given by telephone or electronic mail) to enter the Warehouse Space at all reasonable hours to market the Warehouse Space to prospective tenants.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO LEASE AGREEMENT]

Signature Page    1980 West Avenue 140th
San Leandro, California
4333542v.9 CLA042/67050
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.
LANDLORD:        LIT-ENVP LIMITED PARTNERSHIP,
a Delaware limited partnership

By:     LIT-ENVGP, L.L.C.,
a Delaware limited liability company,
its general partner

By:    LIT Industrial Limited Partnership,
a Delaware limited partnership,
its sole member

By:	LIT Holdings GP, LLC,
a Delaware limited liability company,
its general partner

By:	Lion Industrial Properties, L.P.,
a Delaware limited partnership,
its sole member

By:	LIT GP Sub, LLC,
a Delaware limited liability company,
its general partner

By:	Lion Industrial Trust,
a Maryland real estate investment trust,
its sole member and manager

By:
J. Dayton Conklin, Senior Vice President
Execution Date:

TENANT:	SEARS OUTLET STORES, L.L.C., a Delaware limited liability company

By:
Name:
Title:
Execution Date:

Rules and Regulations-2    1980 West Avenue 140th
San Leandro, California

Rules and Regulations
In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which these Rules and Regulations are attached, the terms of the Lease shall control.
The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or a Tenant-Related Party, or used by them for any purpose other than ingress and egress to and from the Premises.
Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.
Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.
Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.
If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.
Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.
Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles or as expressly permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.
Tenant shall not wash or service any vehicles in or about the Premises or the Project.
Tenant shall maintain the Premises free from rodents, insects and other pests.
Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.
Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.
Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.
Tenant shall not permit storage outside the Premises, including outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.
All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.
No auction, public or private, will be permitted on the Premises or the Project.
No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.
The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.
Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.
Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.
Tenant shall not introduce, disturb or release asbestos or PCBs onto or from the Premises.
Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Requirements.

1    1980 West Avenue 140th
San Leandro, California

Premises

Legal Description of Real Property
Real property in the City of San Leandro, County of Alameda, State of California, described as follows:

LOTS 23 TO 30 INCLUSIVE AND THE NORTHEASTERN 100 FEET OF LOT 22, AS SAID LOTS ARE SHOWN ON THE MAP OF "TRACT 1792, CITY OF SAN LEANDRO, ALAMEDA COUNTY, CALIFORNIA", FILED JUNE 21, 1957, IN BOOK 38 OF MAPS, AT PAGE 31, IN THE OFFICE OF THE COUNTY RECORDER OF ALAMEDA COUNTY.

EXCEPTING THEREFROM THAT PORTION OF THE LAND GRANTED TO THE CITY OF SAN LEANDRO, A MUNICIPAL CORPORATION, IN THAT CERTAIN CORPORATION QUITCLAIM DEED RECORDED JANUARY 19, 1966 IN BOOK 1688, BOOK 166 OF OFFICIAL RECORDS, AND RERECORDED FEBRUARY 9, 1966 IN BOOK 1703, PAGE 826 OF OFFICIAL RECORDS.

Common Address: 1980 West Avenue 140th in San Leandro, California

Parcel Identification No.: 077B-0853-019

Construction Addendum -- WORK OF LIMITED SCOPE (NO PLANS)
(Landlord Performs the Work)

Acceptance Of Premises. Except as set forth in this Exhibit, Tenant accepts the Project and Premises in their “AS-IS” condition on the date that this Lease is entered into.

Scope of Landlord’s Work. Landlord, at its sole cost and expense and not as part of Operating Expenses, shall, subject to all applicable authorities’ prior approval of the location, design, size, color, material composition and plans and specifications therefor, perform the following work on the Project (the “Landlord’s Work”):
Demolition
Remove all exterior docks to the existing building face. Some shoring may be required prior to extending the exterior concrete wall panel downward to the trailer surface area.
Remove exterior dock canopy.
Remove all exterior ramps except for the ADA entry ramp on the east entry.
Remove outbuilding at south east corner of property.
Excavate at all loading doors in preparation for wall panel fill-in and construction of leveler pits.
Remove all interior mezzanines and interior rooms.
Demolish and remove the 10,000 SF northeast building area including roof, exterior walls, concrete walls separating the area from the warehouse, floor slab and footings. Warehouse roof to be remove from the separation wall to the next column lines.
Asphalt Paving
Repair asphalt cracks.
Allow approximately 5,000 SF of asphalt replacement.
Slurry seal all asphalt.
Stripe parking stalls.
Fencing and Gates
Install 6’ wrought iron fence along entire east property line.
Repair existing chain link fencing.
Landscaping
Provide approximately 6’ wide low maintenance landscape buffer along east property line (Merced Street).
Concrete
Footing foundation for warehouse reconstruction at north east building corner.
6” concrete floor slab a new north east warehouse area (10,000 SF).
Precast wall panels at new north east exterior.
Two stage shotcrete wall extensions at loading docks (Approximately 48” high x existing wall thickness).
Cut and fill dock door openings to provide 9’ wide x 10’ high openings.
Dock leveler pits at every other dock.

Structural Steel
New steel columns and beams for north east building re-construction.
Roof Structure
Wood frame roof structure at new north east building area similar to existing warehouse. Tie-in structure to adjacent column lines.
Roofing
60 mil TPO roofing at new north east building area. Seal to adjacent existing TPO roofing.
Doors, Frames and Hardware
New 9’ x 10’ vertical lift overhead doors at each dock position.
New storefront at north east future office area.
Dock Equipment
40,000 LB capacity Rite Hite mechanical dock levelers at every other dock door.
Dock bumpers at each dock door.
Fire Sprinklers
Upgrade system to .33 gpm/SF.
Electrical
Replace all exterior lamps with new LED lamps.
Scope of Tenant Improvements. Landlord, at its sole cost and expense and not as part of Operating Expenses, shall perform the following Tenant Improvements in the Premises and on the Project (the “Tenant Improvements”):

A
Within one year following the Commencement Date, Landlord shall demise the Premises (which shall include alignment of existing HVAC and sprinkler systems as necessary), cause any utilities exclusively serving the Premises to be separately metered or submetered, and construct new restrooms within the Premises as shown on the site plan attached as Exhibit A;

Within one hundred eighty (180) days following the Commencement Date, Landlord shall (i) demolish and remove the concrete structure in front of the Premises (adjacent to the rail spur); (ii) remove the fencing for conversion to tenant parking; and (iii) subject to all applicable authorities’ prior approval of the location, design, size, color, material composition and plans and specifications therefor, construct new docks as reasonably determined by Tenant as necessary for Tenant’s operations;
Subject to Landlord’s and all applicable authorities’ prior approval of the location, design, size, color, material composition and plans and specifications therefor, in connection with, and at the time of, demising the Premises, Landlord shall complete a new façade and install signage at the entrance to the Premises, with signage to be provided by Tenant at Tenant’s cost, and complete any additional improvements or alterations required to cause the entrance to the Premises to comply with all Legal Requirements;
Subject to Landlord’s and all applicable authorities’ prior approval of the location, design, size, color, material composition and plans and specifications therefor, within one hundred eighty (180) days following the Commencement Date, Landlord shall install a new monument sign with Tenant in the top panel space, with signage to be provided by Tenant at Tenant’s cost, per agreed upon specifications and municipal requirements.

All time periods set forth in this Exhibit C are subject to, and shall be automatically extended by, force majeure or other delays beyond the reasonable control of Landlord, including, without limitation, delays in any governmental permitting or approval process, or delays resulting from Tenant’s failure to promptly provide all necessary information and materials with respect to the new docks under paragraph B(iii) above or Tenant’s signage under paragraph D above. Without limiting the generality of the foregoing, within ten business days after the date of this Lease, Tenant shall select all Building-standard materials to be incorporated into the Tenant Improvements and give written notice of such selection to Landlord. If Tenant fails to select such Building-standard materials within such ten-business day period, then such Building-standard materials shall be as designated by Landlord, in Landlord’s reasonable discretion.
Tenant’s obligation to pay rent under the Lease with respect to the Premises shall continue at all times during the performance of the Tenant Improvements and Landlord’s Work. Tenant hereby acknowledges that the performance of the Tenant Improvements and Landlord’s Work may occur during normal business hours while Tenant is in occupancy of the Premises. The Tenant Improvements and Landlord’s Work shall not unreasonably interfere with Tenant’s operations in the Premises.
Capital Expenditures. Prior to the completion of Landlord’s Work and the Tenant Improvements (as reasonably determined by Landlord’s third party architect or engineer), Operating Expenses shall exclude all capital expenditures related or incidental to the Tenant Improvements or Landlord’s Work. Notwithstanding the foregoing, it is agreed that the cost with respect to any capital expenditure that is necessitated due to the negligence or willful misconduct of Tenant or any Tenant Related Party shall not be so excluded from Operating Expenses, or be Landlord’s responsibility whatsoever, but shall, instead, be paid for in full by Tenant upon Landlord’s demand therefor.

2    1980 West Avenue 140th
San Leandro, California
Guarantor’s Initials ____________
G-1    1980 West Avenue 140th
San Leandro, California

Renewal Option
(Market Rate - One Renewal Option)
40.Provided that as of the time of the giving of the Renewal Notice and the Commencement Date of the Renewal Term (as those terms are hereinafter defined), (a) Tenant or a Tenant Affiliate is the Tenant originally named herein, (b) Tenant actually occupies at least 50% of the Premises initially demised under this Lease and any space added to the Premises, and (c) no Event of Default exists, then Tenant shall have the right to extend the Lease Term for one additional term of five (5) years (such additional term is hereinafter called the “Renewal Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Renewal Term”). Tenant shall give Landlord written notice (hereinafter called the “Renewal Notice”) of its election to extend the term of the Lease Term at least 180 days, but not more than 270 days, prior to the scheduled expiration date of the Lease Term, which election shall be irrevocable.
The Base Rent payable by Tenant to Landlord during the Renewal Term shall be the then prevailing market rate for space of comparable size with comparable build out in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term, the amount and frequency of increases in Base Rent, the credit of Tenant, the amount of any tenant improvement allowances, abatement of rental, or other tenant inducements for the space in question, if any, and the amount of any brokerage commissions. The parties will attempt in good faith to arrive at the prevailing market rate. In the event the parties cannot agree on the prevailing market rate within thirty (30) days of Tenant’s Renewal Notice, the determination of the prevailing market rate shall be made by brokers as provided below. In such event, within five (5) days after the expiration of such thirty (30) day period, each party shall select a licensed commercial real estate broker with at least ten years’ experience in leasing buildings in the city or submarket in which the Premises are located (a “Qualified Broker”). The two brokers shall give their opinion of prevailing market rates (based upon the same criteria as described above) within 20 days after their retention. If such brokers timely reach agreement, such agreed determination shall be final and binding on Landlord and Tenant. In the event the opinions of the two brokers differ and, after good faith efforts over such 20-day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third Qualified Broker. If the brokers are unable to agree upon such third Qualified Broker, then such third Qualified Broker shall be appointed by the American Arbitration Association upon the request of either Landlord or Tenant (and such appointee shall satisfy the requirement of a Qualified Broker and shall be bound by the procedures described in this paragraph). This third broker shall immediately (within five days) choose either the determination of Landlord’s broker or Tenant’s broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the prevailing market rate by the brokers, the parties shall equally share the costs of any third broker. The parties shall immediately execute an amendment as set forth below.
The determination of Base Rent for the Renewal Term shall be calculated on the basis of a triple-net lease. The determination of Base Rent for the Renewal Term does not reduce Tenant’s obligation to pay or reimburse Landlord for operating expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during each Renewal Term.
Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Renewal Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to renew or extend the Lease except as provided herein.
If Tenant does not give the Renewal Notice within the period set forth in Section 1 above, Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Renewal Notice.
Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Renewal Term. The Premises shall be tendered on the Commencement Date of the Renewal Term in “as is” condition.
If the Lease is extended for the Renewal Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension to the Lease Term and the other provisions applicable thereto.
If Tenant exercises its right to extend the term of the Lease for the Renewal Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Renewal Term except as provided in 3 above.
A-1
Second Amendment to Agreement of Purchase and Sale
Sears Outlet

Environmental QUESTIONNAIRE
FOR OFFICE USE ONLY:
Proposed Lease Commencement Date: _____________        Marketing Director: __________

Original    Renewal    Expansion

PRE-LEASING ENVIRONMENTAL EXPOSURE QUESTIONNAIRE

(To be completed prior to Lease Approval)

Property Address:     ______________________________________________

Proposed Tenant:	______________________________________________
(Include full legal name of proposed tenant and any d/b/a)
Current Address:    ______________________________________________
Description of Proposed Use of Property:

PLEASE ANSWER THE FOLLOWING QUESTIONS ACCURATELY AND FULLY, ATTACHING ADDITIONAL PAGES IF NECESSARY. YOUR RESPONSES TO THIS QUESTIONNAIRE, INCLUDING ANY AND ALL ATTACHMENTS, SHALL BE INCORPORATED AS REPRESENTATIONS AND WARRANTIES IN THE LEASE WHEN EXECUTED, AND INCORRECT, MISLEADING OR MATERIALLY INCOMPLETE RESPONSES SHALL BE DEEMED A BREACH OF SAID LEASE.
Will any of the following chemicals, petroleum products or hazardous materials be made, used, placed, or stored on the property in quantities greater than the minimum quantity listed in column (1) below? If yes, please mark column(s) (2), (3), and/or (4) as applicable.

(1)
Categories of Chemicals	Minimum Quantity
Solvents, Degreasers	1 Gallon
Paint Thinners/Remover	1 Gallon
Paint	5 Gallons
Oil (New)	5 Gallons
Gasoline	1 Gallon
Antifreeze	5 Gallons	____	____
Other Automotive Fluids	1 Gallon	____	____
Diesel Fuel	5 Gallons	____	____
Heavy (Toxic) Metal Containing Compounds	1 Pound	____	____
Liquid Plastics/Activators	1 Gallon	____	____
Flammable Gases	20 Cu Ft	____	____
Toxic Gases	20 Cu Ft
Acids	1 Gl/5 Lb	____	____
	1 Gl/5 Lb	____
	1 Gl/5 Lb	____	____
	1 Gl/5 Lb	____	____
	1 Gl/5 Lb	____	____
	1 Gl/5 Lb	____	____
	1 Gallon	____	____
Solid Hazardous Waste	1 Pound

		Yes	No
Do your operations require H-occupancy storage or other special constructions?		____	____

If yes, please explain:

Will any of the following structures be used on the property? If yes, describe the contents of each.		____	____
Feature	Contents
Underground Tank	______________________________________	____	____
Above-ground Tank	______________________________________	____	____
Clarifier	______________________________________	____	____
Sump	______________________________________	____	____
Trench	______________________________________	____	____
Waste Pile	______________________________________	____	____
Chemical Piping	______________________________________	____	____

Floor Drain	____	____
	____	____

	____	____

If yes, complete the following:

Identify each such hazardous waste or liquid waste.
Describe onsite storage, including secondary containment, and/or treatment.
Describe your plans for disposal of hazardous wastes or liquid waste including off-site disposal.
Will operations result in any wastewater discharges to the sewer?	____	____

Will operations result in any wastewater discharges to locations other than the sewer (including storm drain)?	____	____

If yes, describe each wastewater stream and plans for handling wastewater discharges:

Have you performed any testing or analysis of wastewater discharges or other wastewater effluent from your current facility?	____	____

If yes, attach the results of any such testing or analysis.

Will your operations require any stormwater discharge permits?

If yes, describe:

Will activities on the property require warnings to be given to workers or visitors on the Leased Premises or the surrounding community?	____	____

If yes, please describe how you will provide such communications or warnings.

Will operations result in any air emissions (including dust)?	____	____

If yes, describe:

Will permits from the Southern Coast Air Quality Management District be required?	____	____

Will operations result in air emissions which include hazardous or toxic air pollutants?	____	____

If yes, will any public notice or disclosure be required?	____	____

Will operations be subject to Risk Management & Preview Planning requirements or other risk reduction requirements?	____	____

Will your operations involve any on-site vehicle or equipment maintenance, repair or cleaning, including but not limited to oil changes, oil filter changes, brake pad replacement, battery changes, radiator flushing, radiator fluid replacement, and equipment, and equipment wash down and cleaning?
	____	____

If yes, describe all such maintenance:

Will these on-site vehicles or equipment use batteries?	____	____

If yes, describe battery storage method:

Will your operations include a machine shop?	____	____

If yes, describe all operation:

Will your operations include any metal plating or metal fabrication?	____	____

If yes, describe:

Will your operations include the use of solvents?	____	____

If yes, describe:

Has your present facility or operation ever been the subject of an environmental investigation, an environmental enforcement action, or permit revocation proceeding?	____	____

If yes, describe:

Have you ever been identified as a potentially responsible party for any environmental cleanup, compliance or abatement proceedings?	____	____

If yes, describe:

Have you ever received a notice of violation or notice to comply from any environmental regulatory agency within the past five years?	____	____

If yes, describe:

Have you had any complaints from neighbors relating to noise, odor, air emissions, or dust at your present facility?	____	____

If yes, describe:

Have you had any complaints relating to hazardous materials handling, storage, treatment or disposal from neighbors at your present facility?	____	____

If yes, describe:

Will the proposed use of the property require the filing of any environmental reports or other documents to any agencies?	____	____

Attach copies of all Material Safety Data Sheets (“MSDS”) for all chemicals you intend to use, sore, or handle on the property.

Has an Environmental Audit been conducted at your present facility? (If yes, attach a copy of any report prepared in connection with any such audit.)	____	____

Please provide the Landlord your Emergency Response Plan and any contingency or emergency plans for the property in case of an accidental release of hazardous materials.

Identify the name, title and qualifications/experience of person responsible for your environmental, health and safety program:
Name:
Title:
Qualifications/experience:
Name and telephone number of person to contact for additional information:
Name:
Title:
Qualifications/experience:
Please provide any additional information/comments concerning your environmental compliance program and environmental compliance history:

The undersigned hereby certifies that the information above is correct and complete.
___________________________________________________________
Name of Proposed Tenant

Name:    ____________________________________________________
Title:    ____________________________________________________
Date:    ____________________________________________________